SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☐	Definitive Information Statement

UNIVERSAL ENERGY CORP.

(Name of Registrant as Specified in Its Charter)

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UNIVERSAL ENERGY CORP.

30 Skyline Drive

Lake Mary, FL 32746

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

Notice is hereby given that as of February 7, 2007, we had sought and obtained the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding voting power of our common stock, approving the (i) increase of the number of outstanding shares of the Corporation’s capital stock in the form of a forward stock-split where-in the Corporation will give (2.5) two and  1/2 shares of common stock for every (1) one share outstanding (the “Stock-Split”).

You are encouraged to carefully read the attached Information Statement, for further information regarding these actions. In accordance with Rule 14c-2, the approval of the action described herein by the holders of a majority of the voting power of Universal Energy Corp. will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about February         , 2007.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors
/s/ Dyron M. Watford
February , 2007

UNIVERSAL ENERGY CORP.

30 Skyline Drive

Lake Mary, Florida 32746

INFORMATION STATEMENT

FEBRUARY     , 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL ONE BELOW HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS

OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE

REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about February     , 2007 to stockholders of record as of the close of business on February 7, 2007 (the “Record Date”) of the common stock, par value $0.0001 per share (the “Common Stock”) of Universal Energy Corp. (“Universal” or the “Company”) in connection with the following (the “Actions”):

I.

PROPOSAL ONE — INCREASE THE NUMBER OF OUTSTANDING SHARES OF THE CORPORATION’S CAPITAL STOCK IN THE FORM OF A FORWARD STOCK-SPLIT WHERE-IN THE CORPORATION WILL GIVE (2.5) TWO AND  1/2 SHARES OF COMMON STOCK FOR EVERY (1) ONE SHARE OUTSTANDING (THE “STOCK-SPLIT”).

The Board of Directors has approved the Action, and a majority of the Company’s stockholders (the “Consenting Stockholders”) representing not less than 5,944,055 shares of the 11,017,976 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and Universal’s Bylaws to approve the Action. Accordingly, the Action will not be submitted to the other stockholders of Universal for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated there under, including Regulation 14C.

Universal will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Universal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The principal executive office of Universal Energy Corp. is located at 30 Skyline Drive, Lake Mary, Florida 32746.

Why have I received these materials?

Universal is required to deliver this information statement to everybody who owns common stock of Universal on the Record Date to inform them that on February 7, 2007 the holders of a majority of the disinterested voting stock have taken certain actions by written consent without a meeting that would normally require a stockholders meeting.

This information statement is being sent to you because you are a holder of common shares of Universal.

What action did the holders of a majority of the voting stock take?

A group of stockholders holding a total of 53.95% of the total voting common stock outstanding in Universal on the Record Date took action by written consent to resolve to increase the number of outstanding shares of the Corporation’s capital stock in the form of a forward stock-split where-in the Corporation will give (2.5) two and  1/2 shares of common stock for every (1) one share outstanding (the “Stock-Split”).

Why did the stockholders take this action?

The stockholders believe that these changes will benefit the Company by (1) increasing liquidity in our common stock by increasing the number of shares in the public float and (2) creating better financing alternatives for the company that may result from greater liquidity.

Why is it that the holders of a majority of the voting stock can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Bylaws of Universal and Delaware law provide that any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, providing the written consent of the stockholders having at least a majority of all the stock entitled to vote upon the action if a meeting were held.

Is it necessary for me to do anything?

No. No other votes are necessary or required. Universal anticipates that the name change and the increase in authorized shares will be effective approximately twenty (20) days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 7th day of February, 2007, of a definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

Who is paying for the mailing of this information statement?

Universal will pay the costs of preparing and sending out this information statement. The definitive shareholder information statement will be sent to all common stockholders of record on February 7, 2007 by regular mail on or about twenty (20) days after its filing with the United States Securities and Exchange Commission. Universal may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of the outstanding common stock.

Who are the officers and directors of Universal?

The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2004, 2005 and 2006 awarded, earned or paid to the chief executive officer and chief financial officer at December 31, 2006.

		Annual Compensation
Name and Position	Year	Salary ($)	Other Annual Compensation ($)

Billy Raley, CEO(1)	2006	$32,000

Dyron M. Watford, CFO(1)	2006	$24,000

Glen Woods, CEO (former)	2005	$42,000	$ -

	2004	$32,500

	2003	$30,000
_______________________
(1) Mr.	Raley’s and Mr. Watford’s employment contract began in September 2006.

Biographies of current officers and directors

Billy Raley, Chief Executive Officer

Mr. Raley was appointed to serve as CEO in September 2006. Prior to joining Universal, Mr. Raley was the Regional Vice President for Progress Energy Florida, Inc., a Progress Energy Company. At Progress, Mr. Raley was responsible for operations and community relations throughout a six-county area in Central Florida. His team consisted of 400 company employees and 200 contract employees, most of who were responsible for distribution construction and operations to nearly 400,000 customers.

Prior to joining Progress Energy Florida in 2002, Mr. Raley held the position of Vice President of Transmission for Carolina Power & Light, also a Progress Energy Company. In that position, he was responsible for the construction and maintenance of all transmission facilities in North and South Carolina. He also provided oversight for all transmission engineering and maintenance for the Florida transmission system. Mr. Raley’s background is comprised of over 25 years of electric utility industry experience, including expertise in the areas of Transmission and Distribution Operations, Construction and Maintenance, and Nuclear Generation.

Mr. Raley currently serves as a trustee of Stetson University and is the Chairman of the Foundation Board of Seminole Community College. He also serves on the Board of Directors of the Florida Blood Centers and the Cystic Fibrosis Executive Committee. He is a member of the Board of Directors and is Chair-Elect of the Seminole Regional Chamber of Commerce.

Dyron M. Watford, Chief Financial Officer

Mr. Watford, a Certified Public Accountant, was appointed to serve as our Principal Accounting Officer and was elected to serve as a director of the company in November 2002. Since August 2000, Mr. Watford has served as the president, sole stockholder and director of Sirus Capital Corp, Inc., a consulting company providing financial services to existing and emerging private and public companies. From December 1998 to August 2000, Mr. Watford was an auditor for Arthur Andersen, LLP. Mr. Watford obtained a Master of Business Administration degree from the University of Central Florida in December 1998.

Beneficial ownership reporting compliance

Section 16(a) of the securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a class of the Company’s equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file during fiscal 2005.

Who are the principal stockholders of Universal?

At February 7, 2007 there were 11,017,976 issued and outstanding common shares and there were no preferred shares issued and outstanding.

The following chart sets forth the number of shares of our common stock beneficially owned by (i) each person who, as of February 2, 2007, was known by us to own beneficially more than five percent (5%) of our Common Stock, and (ii) our officers and directors and (iii) officers and directors as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned

Glen Woods (1)	2,250,000	20.4%

Billy Raley(1)	1,000,000	9.08%

Patrick Abraham(3)	750,500	6.8%

Dwain Brannon(4)	693,755	6.30%

Charissa Ioppolo(5)	624,800	5.7%

Dyron M. Watford(1)	625,000	5.7%

Kevin Tattersall(1)	325,000	2.9%

All directors and officers (2 persons)	2,875,000	17.7%

(1)	All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. Beneficial owners listed above have sole voting and investment power with respect to the shares shown.
(2)	The address of each of our officers and former officers listed in the table is in care of Universal Energy Corp., 30 Skyline Drive, Lake Mary, Florida 32746.
(3)	Mr. Abraham’s address is 12th Floor, World Trade Center, Panama, Republic of Panama.
(4)	Mr. Brannon’s address is 1025 Greenwood Boulevard, Suite 121, Lake Mary, Florida 32746.
(5)	Mrs. Ioppolo’s address is #362, 4044 W. Lake Mary Boulevard, Unit 104, Lake Mary, Florida 32746-2012.

Who are the stockholders who voted to increase the number of outstanding shares of the corporation’s capital stock in the form of a forward stock-split?

The list of stockholders who consented to these actions on February 7, 2007 and the percentage of common stock ownership of each are set forth below:

Name/Entity & Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Common Stock Owned
Glen Woods 30 Skyline Drive Lake Mary, Florida 32746	2,250,000	20.42%
Billy Raley 30 Skyline Drive Lake Mary, Florida 32746	1,000,000	9.08%
Patrick Abraham World Trade Center Panama City, Panama	750,500	6.81%
Dwain Brannon 1025 Greenwood Boulevard Suite 121 Lake Mary, Florida 32746	693,755	6.30%
Charissa Ioppolo 4044 W. Lake Mary Boulevard, Unit 104 – 362 Lake Mary, Florida 32746-2012	624,800	5.67%
Dyron M. Watford 30 Skyline Drive Lake Mary, Florida 32746	625,000	5.67%

Total	5,944,055	53.95%

Except as indicated above, all of the persons and entities above named are believed to have sole voting and investment power with respect to the common shares beneficially owned by them, where applicable.

Who is entitled to receive notice of these actions by the holders of a majority of voting stock?

The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on February 7, 2007. As of that date, 11,017,976 shares of Common Stock were issued and outstanding.

Vote required

The Actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock. The Consenting Stockholders have not consented to or considered any other corporate action other than Proposals One and Two. Because stockholders holding at least a majority of the voting rights of our outstanding common stock at the record date have voted in favor of the foregoing proposals, and have sufficient voting power to approve such proposals through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.

Effective date

Under applicable federal securities laws, the actions described herein cannot be effective until at least 20 calendar days after this Information Statement is sent or given to the Company’s stockholders. It is anticipated that the foregoing will take place 20 calendar days after the date the Information Statement is mailed to the Company’s

stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on February         , 2007.

Dissenters’ rights of appraisal

The Delaware General Corporation Law does not provide for appraisal rights in connection with the increase of authorized shares of the Company’s capital stock.

Stockholders sharing an address

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 30 Skyline Drive, Lake Mary, Florida 32746, Attn: Dyron Watford, or by contacting the Company via telephone at (800) 925-2076. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Where can I get copies of this information statement or copies of Universal’s annual report?

Our Annual Report on Form 10-KSB, for the year ended December 31, 2005, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the “SEC”). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

BY ORDER OF THE BOARD OF DIRECTORS

BY:	/s/ Dyron M. Watford
Dyron M. Watford
Director